Exhibit 99.9

CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Executive Network Partnering Corporation (“ENPC”) as an annex to the proxy statement/prospectus contained in Amendment No. 3 to the Registration Statement on Form S-4 of Granite Ridge Resources, Inc., as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such proxy statement/prospectus and such Amendment. In giving such consent, we do not admit, and we disclaim, that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such proxy statement/prospectus and such Amendment within the meaning of the term “experts” as used in the Act or the Regulations.

STEPHENS INC.

By:	/s/ Brad D. Nelson
Brad D. Nelson
Managing Director
Stephens Inc.

September 9, 2022